                                                                      Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT


                             State or Other
                             Jurisdiction of
Name of                      Incorporation               Percent
Subsidiary                   or Organization             Owned
---------------------------  --------------------------  -----

CBR Finance (B.V.I.) Ltd.    British Virgin Islands               100

Zhaoqing Blue Ribbon High    Sino-foreign joint venture            60 (1)
  Worth Brewery, Ltd.

Zhaoqing Brewery             People's Republic of China            60 (1)

Zhaoqing Blue Ribbon         Sino-foreign joint venture            24 (1)
  Brewery Noble, Ltd.

Zhaoqing Blue Ribbon Beer    People's Republic of China            42 (1)
  Marketing Company Limited

Zao Yang Blue Ribbon High    People's Republic of China            33 (1)
  Worth Brewery Ltd.

--------------------------

(1)  Represents the Company's effective interest.



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